Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 11, 2005, relating to the financial statements and financial highlights which appear in the November 30, 2004 Annual Report to Shareholders of Dreyfus Premier Balanced Opportunity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the prospectus and “Counsel and Independent Registered Public Accounting Firm" in the statement of additional information.

PricewaterhouseCoopers LLP

New York, New York
February 18, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 20, 2005, relating to the financial statements and financial highlights which appear in the November 30, 2004 Annual Report to Shareholders of the Thompson Plumb Blue Chip Fund and the Thompson Plumb Select Fund (the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Counsel and Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, WI
February 17, 2005